Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2021 relating to the financial statements of MGM Growth Properties Operating Partnership LP, appearing as Exhibit 99.1 in the Current Report on Form 8-K of VICI Properties Inc. filed with the Securities and Exchange Commission on September 8, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

November 18, 2021